Exhibit 23.3

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

THINK New Ideas, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement of THINK New Ideas, Inc. (the "Company") on Form S-8 dated July 17, 1997 and Form S-3 of our report dated September 19, 1997 relating to the consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
New York, New York

June 30, 1999